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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 30, 2007


                          CAPSTONE TURBINE CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                       001-15957                  95-4180883
(State or other jurisdiction    (Commission file number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


               21211 Nordhoff Street, Chatsworth, California 91311 (Address of principal executive offices) (Zip Code)

                                 (818) 734-5300
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Section 1 - Registrant's Business and Operations

     Item 1.01.  Entry into a Material Definitive Agreement.

     In connection with the appointment of James D. Crouse as Executive Vice President of Sales of Capstone Turbine Corporation (the "Company"), the Company and Mr. Crouse entered into a Letter Agreement (the "Agreement") regarding Mr. Crouse's employment with the Company as Executive Vice President, Sales as of February 5, 2007.

     The Agreement provides that Mr. Crouse will receive an annual salary of $220,000 with an annual bonus based on sales performance of three quarters of one percent of increased fiscal annual sales over the previous fiscal year. Mr. Crouse is also eligible to be covered by the Company's Change of Control Severance Plan (the "Change of Control Plan") which provides that in the event an executive is terminated from the Company within twelve months of a change in control, the executive shall be entitled to receive annual base salary plus cash incentive compensation for the year in which the change in control occurs.

     In addition, Mr. Crouse will receive a 10-year stock option grant to purchase 850,000 shares of the common stock of the Company. Conditioned on continued employment, the right to exercise the option will become 25% vested after one year and, thereafter, will become vested pro rata each month over the next 36 months. The exercise price for the option will be the fair market value of the Company's common stock at the close of trading on the date his employment commences. In addition, Mr. Crouse will receive a restricted stock grant for 200,000 shares of the Company's common stock that will become 25% vested each year of service over four years.

Section 5 - Corporate Governance and Management

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Principal Officers

     Effective January 30, 2007 and in connection with the appointment of James
D. Crouse as Executive Vice President of Sales of the Company, John F. Fink, III has been appointed Vice President, Sales - Eastern Region of the Company. Mr. Fink will no longer serve as Executive Vice President of Business Development and Chief Marketing Officer.

     Effective January 30, 2007, Mark Gilbreth, currently the Company's Executive Vice President and Chief Operating Officer, will become the Company's Executive Vice President and Chief Technology Officer. The Company will eliminate the position of Chief Operating Officer, allowing Mr. Gilbreth to focus on the development of product technology.

(c) Appointment of Principal Officers

     On January 31, 2007 the Company entered into the Agreement, effective February 5, 2007, providing that James D. Crouse, 43, will serve as Executive Vice President of Sales of the Company. Prior to joining the Company, Mr. Crouse served as President of Navitas Consulting where he assisted companies with growing their businesses. Prior to Navitas Consulting, Mr. Crouse was General Manager, Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor. Prior to Valley Power Systems he was President of JST Energy.

     Mr. Crouse will receive an annual salary of $220,000, opportunities for performance bonuses, a restricted stock grant of 200,000 shares of the Company's common stock and a stock option grant to purchase 850,000 shares of the Company's common stock, all as further described above under Item 1.01.

     The full text of the press release issued in connection with the announcement of Mr. Crouse's employment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     Effective February 1, 2007 Robin Deyo, 48, will serve as Interim Chief Accounting Officer of the Company until a permanent Chief Accounting Officer is named. Ms. Deyo joined the Company in April 1996 and has served as Accounting Manager and Controller.

(e) Compensatory Arrangements with Principal Executive Officer, Principal Financial Officer or Named Executive Officer

Please refer to Item 1.01.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        CAPSTONE TURBINE CORPORATION
                                        (Registrant)

Date: February 1, 2007                  By: /s/ Walter J. McBride
                                            ------------------------------------
                                            Walter J. McBride
                                            Chief Financial Officer